                               ARTICLES OF MERGER
                                       OF
             FIRST COMMONWEALTH CORPORATION, A VIRGINIA CORPORATION
                                  WITH AND INTO
                UNITED TRUST GROUP, INC., AN ILLINOIS CORPORATION

     Pursuant  to the  provisions  of  Sections  13.1-720  and  13.1-722  of the
Virginia  Stock  Corporation  Act (the  "VSCA"),  United Trust Group,  Inc.,  an
Illinois  corporation ("UTG"), as the surviving entity of the proposed merger of
First Commonwealth  Corporation,  a Virginia corporation ("FCC"),  with and into
UTG,  hereby adopts the following  Articles of Merger for the purpose of merging
FCC with and into UTG.

     1. Attached hereto as Annex A and made a part hereof, is a copy of the Plan of Merger (the "Plan of Merger") pursuant to which FCC shall merge with and into
UTG in accordance with the laws of the Commonwealth of Virginia and the State of
Illinois.

     2. Pursuant to Section 13.1-722(A)(3) of the VSCA, UTG is the only party to the Plan of Merger that was not organized under the laws of the  Commonwealth of
Virginia;  UTG was  incorporated  under the laws of the State of  Illinois.  UTG shall be the surviving  corporation  of the merger and shall continue to conduct
business  under  its  present  name,   United  Trust  Group,   Inc.  The  merger
contemplated  by the Plan of Merger is permitted  under the laws of the State of
Illinois,  and UTG complied  with such laws in effecting  the merger.  Under the laws of the  State  of  Illinois,  no  approval  of the  Plan of  Merger  by the shareholders of UTG was necessary.

     3. UTG, as the  surviving  corporation  of the merger,  is hereby deemed to make the  appointment and agreement  contemplated by Section  13.1-722(B) of the
VSCA.

     4. The Plan of Merger was submitted to the shareholders of FCC by its board of directors in accordance  the VSCA.  The  designation,  number of  outstanding shares,  number of votes  entitled to be cast by each voting  group  entitled to vote  separately  on the Plan of  Merger,  and the  number of votes cast for and against the Plan of Merger by each voting group was as follows:

                  Designation of shares                            Common Stock

                  Number of outstanding shares                        54,385

                  Number of votes entitled to be cast                 54,385

                  Total number of votes cast FOR
                       the Plan of Merger                             46,728

                  Total number of votes cast AGAINST
                       the Plan of Merger                                417

     The  number  of votes  cast for the Plan of Merger  set forth  above by the holders of FCC Common  Stock was  sufficient  for  approval by that voting group under Section 13.1-718 of the VSCA.

     5. These Articles of Merger shall become  effective at 10:00 a.m.,  eastern daylight time (9:00 a.m., central daylight time), on Wednesday, June 12, 2002.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS  WHEREOF,  FCC and UTG have executed these Articles of Merger as of the 30th day of May, 2002.

FIRST COMMONWEALTH CORPORATION                 UNITED TRUST GROUP, INC.,
a Virginia corporation                         an Illinois corporation

By: __________________________________          By:___________________________
    Theodore C. Miller, Secretary                  Theodore C. Miller, Secretary

                      Agreement and Plan of Reorganization

                                 by and between

                            United Trust Group, Inc.

                                       and

                         First Commonwealth Corporation

                            Dated as of June 5, 2001

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF  REORGANIZATION  (the  "Agreement")  is made and entered  into as of June 5, 2001 by and between  UNITED TRUST  GROUP,  INC.,  an
Illinois  corporation ("UTG"),  and FIRST COMMONWEALTH  CORPORATION,  a Virginia
corporation  ("FCC")  (UTG  and  FCC  shall  sometimes  be  referred  to  herein individually as a "Party" and collectively as the "Parties").

                                    RECITALS

     WHEREAS,  as of the date of this  Agreement,  UTG owns more than 80% of the outstanding  shares of common  stock of FCC, and the Boards of Directors of each of UTG and FCC  believe  it is in the best  interests  of each  company  and its respective  shareholders  for FCC to merge  with  and  into UTG (the  "Merger"), pursuant to which each share of common stock of FCC ("FCC Common  Stock") issued and outstanding  immediately prior to the Effective Time (as defined below) will be  converted  into the right to receive  the Merger  Consideration  (as defined below), subject to certain exceptions described in this Agreement.

     NOW,  THEREFORE,  in consideration of the mutual agreements,  covenants and other  promises  set  forth  herein,  the  mutual  benefits  to be gained by the performance thereof, and for other good and valuable consideration,  the receipt and  sufficiency  of which are hereby  acknowledged  and  accepted,  the Parties hereby agree as follows:

                                    ARTICLE I
                               THE REORGANIZATION

Section 1.01 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement  (including the Plan of Merger  contemplated by
Section 1.02) and the applicable provisions of the Illinois Business Corporation
Act ("IBCA") and the  Virginia  Stock  Corporation  Act  ("VSCA"),  FCC shall be merged with and into UTG,  the separate  corporate  existence of FCC shall cease and UTG shall continue as the surviving  corporation.  The corporation surviving the Merger is sometimes referred to hereinafter as the "Surviving Corporation."

Section  1.02  Effective  Time.  Unless  this  Agreement  is earlier  terminated pursuant to Section 6.01,  the closing of the Merger (the  "Closing")  will take place no later than five (5) business days following  satisfaction  or waiver of the conditions set forth in Article V hereof, at the offices of Wyatt, Tarrant &
Combs,  LLP, 2800 PNC Plaza,  Louisville,  Kentucky,  unless another time and/or place is mutually agreed upon in writing by FCC and UTG. The date upon which the
Closing  actually  occurs shall be referred to herein as the "Closing  Date." On the Closing Date, the Parties shall cause the Merger to be consummated by filing the Plan of Merger,  in the form attached hereto as Exhibit A and being executed by the Parties simultaneously with the execution hereof,  together with articles of merger,  with the  Virginia  State  Corporation  Commission  and the Illinois
Secretary of State (the "Plan of Merger"),  in  accordance  with the  applicable provisions  of the VSCA and the IBCA (the time at which the  Merger  has  become effective  under  both the VSCA and the IBCA  after  the  filing  of the Plan of
Merger and articles of merger with the Virginia State Corporation Commission and the Illinois  Secretary  of State shall be referred to herein as the  "Effective
Time").

Section  1.03 Effect of the Merger.  At the  Effective  Time,  the effect of the
Merger shall be as provided in the applicable  provisions of the IBCA, the VSCA, the Plan of Merger and this  Agreement.  Without  limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights,
privileges,   powers  and   franchises  of  FCC  shall  vest  in  the  Surviving
Corporation,  and all  debts,  liabilities  and  duties of FCC shall  become the debts,  liabilities  and duties of the Surviving  Corporation.  At the Effective
Time, the separate corporate existence of FCC shall cease.

Section 1.04 Certificate of Incorporation and Bylaws.

     (a)  The articles of incorporation of UTG, as in effect  immediately  prior to the Effective Time,  shall be the articles of  incorporation of the
          Surviving  Corporation at the Effective Time until thereafter  amended in accordance  with applicable law and as provided in such articles of incorporation.

     (b)  The bylaws of UTG,  as in effect  immediately  prior to the  Effective
          Time,  shall  be  the  bylaws  of  the  Surviving  Corporation  at the
          Effective Time until thereafter  amended in accordance with applicable law and as provided in the articles of  incorporation of the Surviving
          Corporation and such bylaws.

Section 1.05 Directors and Officers.  The directors of UTG immediately  prior to the  Effective  Time  shall  be  the  directors  of  the  Surviving  Corporation immediately  after the Effective  Time, each to hold the office of a director of the Surviving  Corporation in accordance  with the provisions of applicable law, and the articles of incorporation  and bylaws of the Surviving  Corporation,  as applicable,  until their successors are duly elected and qualified. The officers of UTG  immediately  prior to the  Effective  Time shall be the  officers of the
Surviving Corporation  immediately after the Effective Time, each to hold office in accordance  with the  provisions of the bylaws of the Surviving  Corporation, until their successors are duly appointed.

Section  1.06  Effect  of  Merger  on  the  Capital  Stock  of  the  Constituent
               Corporations.

     (a)  Effect on FCC Capital Stock.

     (i)  At the Effective  Time, by virtue of the Merger and without any action on the part of UTG,  FCC or any of the holders of shares of FCC Common
          Stock (the  "Shareholders"),  each  share of FCC  Common  Stock issued and outstanding  immediately  prior to the Effective Time shall cease to be outstanding and, other than any shares of FCC Common Stock
          to  be   canceled   pursuant   to  Section   1.06(a)(ii)   or  Section
          1.06(a)(iii),  shall be converted into and become the right to receive an amount  equal to $250,  payable  by check or cash  (the  "Merger
          Consideration").

          (ii) At the  Effective  Time,  by virtue of the Merger and without any action on the. part of UTG, FCC or any of the Shareholders,  each share of FCC  Common  Stock  issued and  outstanding  immediately prior to the Effective Time and held in the treasury of FCC or by any  subsidiary  thereof shall be cancelled and retired and cease to exist and no payment shall be made with respect thereto.

          (iii)At the  Effective  Time,  by virtue of the Merger and without any action on the part of UTG, FCC or any of the  Shareholders,  each share of FCC  Common  Stock  issued and  outstanding  immediately prior to the  Effective  Time and held by UTG shall be  cancelled and retired and cease to exist and no payment  shall be made with respect thereto.

     (b)  Capital Stock of UTG. At the  Effective  Time, by virtue of the Merger and  without  any action on the part of UTG or FCC,  each share of UTG
          common  stock,  no  par  value  per  share,   issued  and  outstanding
          immediately  prior to the Effective Time, shall remain  outstanding as one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation and shall not be converted into any other securities  or cash in the Merger.  The  certificates  for such shares shall  not be  surrendered  or in any way  modified  by  reason of the
          Merger.

     (c)  Withholding  Taxes.  Any  cash  amounts  payable  to  any  Shareholder pursuant  to this  Article I shall be subject to, and an amount may be withheld therefrom equal to, the amount of any requisite state, local, federal and foreign withholding taxes.

Section 1.07 Preparation of Proxy Statement; Shareholders' Meeting.

     (a)  As promptly as reasonably  practicable  following the date hereof, FCC shall  prepare  and shall  cause to be filed with the  Securities  and
          Exchange Commission ("SEC") proxy materials mutually acceptable to FCC and UTG which shall constitute the proxy statement  relating to the matters to be submitted to the  Shareholders at the  Shareholders'
          Meeting (as defined in (b) below) (the "Proxy Statement").  FCC and UTG shall  also  prepare,  and file with the SEC, a  statement  on
          Schedule  13E-3  (together  with any  supplements or amendments thereto,  the  "Schedule  13E-3").  Each  of FCC  and  UTG  shall  use
          reasonable   best  efforts  to  have  the  Proxy   Statement  and,  if
          applicable,  the  Schedule  13E-3,  cleared by the SEC as necessary to consummate the Merger and the transactions  contemplated  hereby.  UTG and FCC shall,  as  promptly as  practicable  after  receipt  thereof, provide the other Party copies of any written  comments and advise the other Party of any oral comments,  with respect to the Proxy Statement or the  Schedule  13E-3  received  from the  SEC.  The  Parties  shall cooperate  and  provide  the other with a  reasonable  opportunity  to review  and  comment  on any  amendment  or  supplement  to the  Proxy
          Statement or the Schedule 13E-3 prior to filing such with the SEC, and will  provide each other with a copy of all such filings made with the
          SEC.  Notwithstanding  any other provision herein to the contrary,  no amendment or supplement  (including by  incorporation by reference) to the Proxy  Statement or the  Schedule  13E-3 shall be made without the approval of both Parties,  which  approval  shall not be  unreasonably withheld or delayed;  provided that with respect to documents filed by a Party which are  incorporated  by reference in the Schedule 13E-3 or the Proxy  Statement,  this right of  approval  shall  apply only with respect to  information  relating to the other Party or its  business, financial condition or results of operations.  FCC will use reasonable best efforts to cause the Proxy Statement and the Schedule 13E-3 to be mailed to the Shareholders,  as promptly as practicable after the same is cleared by the SEC.  Each  Party  will  advise the other,  promptly after  it  receives  notice  thereof,  of any  request  by the SEC for amendment of the Proxy Statement or the Schedule 13E-3. If at any time prior to the Effective Time any information relating to UTG or FCC, or any of their respective affiliates,  officers or directors,  should be discovered by UTG or FCC, which information  should be set forth in an amendment  or  supplement  to either the  Schedule  13E-3 or the Proxy
          Statement  so  that  any of  such  documents  would  not  include  any misstatement  of a material  fact or omit to state any  material  fact required  to be stated  therein or  necessary  to make the  statements therein, in light of the circumstances under which they were made, not misleading,  the Party which discovers such information shall promptly notify the other  Party and, to the extent  required by law,  rules or regulations,  an appropriate  amendment or supplement  describing such information  shall be promptly filed with the SEC and  disseminated to the Shareholders.

     (b)  FCC shall duly take all lawful action to call, give notice of, convene and  hold a  meeting  of the  Shareholders  on a  date  determined  in
          accordance   with   the   mutual   agreement   of  FCC  and  UTG  (the
          "Shareholders'  Meeting") for the purpose of obtaining the approval of this Agreement and the transactions contemplated hereby (including the
          Merger) by the Shareholders (the "FCC Shareholder Approval") and shall
          its  use   reasonable   best  efforts  to  solicit  the  vote  of  the
          Shareholders.   Subject  to  their  fiduciary  duties,  the  Board  of
          Directors  of FCC shall  recommend  adoption of this  Agreement by the
          Shareholders.

Section 1.08 Exchange Procedures

     (a)  Promptly  after the Effective  Time, the Surviving  Corporation  shall mail (or shall  cause an exchange  agent  appointed  by the  Surviving
          Corporation to mail) to each record holder,  as of the Effective Time, of any outstanding certificate or certificates which immediately prior to the  Effective  Time  represented  shares of FCC Common  Stock (the
          "FCC  Certificates")  a (i) notice of the  effectiveness of the
          Merger and (ii) form letter of  transmittal  (which shall specify that delivery  shall be  effected,  and  risk of loss and  title to the FCC
          Certificates   shall  pass  only  upon  proper  delivery  of  the  FCC
          Certificates to the Surviving Corporation) and instructions for use in effecting the surrender of the FCC Certificates for payment  therefor.
          Upon  surrender to the Surviving  Corporation  of an FCC  Certificate,
          together with the appropriate and duly executed transmittal  materials described in the foregoing sentence and any other required  documents, the holder of such FCC Certificate shall receive in exchange therefore the applicable  Merger  Consideration  determined  pursuant to Section
          1.06 hereof,  and such  Certificate  shall forthwith be cancelled.  No interest will be paid or accrued on any consideration payable upon the surrender of the FCC  Certificates.  If payment is to be remitted to a name  other  than that in which the FCC  Certificate  surrendered  for exchange is registered,  it shall be a condition of such exchange that the FCC Certificate so surrendered  shall be properly  endorsed,  with signature  guaranteed,  or  otherwise  in proper form for transfer and that the  person  requesting  such  exchange  shall  pay to UTG or its transfer  agent any transfer or other taxes  required by reason of the payment of the applicable Merger  Consideration to a person other than the registered holder of the FCC Certificate surrendered, or establish to the  satisfaction  of UTG or its  transfer  agent that such tax has been paid or is not applicable.  Until  surrendered in accordance with the provisions of this Section 1.08, each FCC Certificate  (other than
          FCC  Certificates  representing  shares to be  cancelled  pursuant  to
          Sections 1.06(a)(ii) or 1.06(a)(iii)) shall represent for all purposes only the right to receive  the  applicable  Merger  Consideration  set forth in Section 1.06,  without any interest  thereon,  subject to any required withholding taxes.

     (b)  From and after the  Effective  Time,  the holders of FCC  Certificates
          evidencing   shares  of  FCC  Common  Stock  issued  and   outstanding
          immediately prior to the Effective Time shall cease to have any rights with respect to such shares,  except as otherwise provided herein, the
          Plan of Merger or by applicable law.

     (c)  Any holders of shares of FCC Common Stock prior to the Merger who have
          not  complied   with  this  Article  I  and   surrendered   their  FCC
          Certificates  to the Surviving  Corporation  in  accordance  with this
          Section  1.08  within six (6) months  after the  Effective  Time shall thereafter look only to the Surviving Corporation as general creditors
          thereof  for  payment  of  their  claim  for  the  applicable   Merger
          Consideration  to which such  holders  may be  entitled  hereunder  by virtue of the Merger.

     (d)  Neither FCC nor the  Surviving  Corporation  (nor any  exchange  agent appointed by the Surviving  Corporation pursuant to this Section 1.08)
          shall  be  liable  to  any   Shareholder  in  respect  of  any  Merger
          Consideration  to  which  such  Shareholder  was  otherwise   entitled
          pursuant to this Agreement  delivered to a public official pursuant to any applicable abandoned property,  escheat or similar law. If any FCC
          Certificates  shall  not have been  surrendered  prior to one (1) year after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, if any, in respect of such certificate would otherwise  escheat to or become the property of any governmental entity),  any such Merger Consideration in respect of such certificate shall, to the extent  permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

     (e)  From and after the Effective Time,  there shall be no transfers of the shares  of  FCC  Common  Stock  on the  stock  transfer  books  of the
          Surviving Corporation which were outstanding  immediately prior to the
          Effective Time.

     (f)  In the event any FCC  Certificate  shall  have  been  lost,  stolen or destroyed,  the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of  that  fact  by the  holder  thereof,  such  amount  of the  Merger
          Consideration,  if any,  as may be required  pursuant to Section  1.06 hereof; provided,  however, that the Surviving Corporation may, in its discretion  and as a  condition  precedent  to the  issuance  thereof, require  the  Shareholder  who is the  owner of such  lost,  stolen or destroyed  certificate  to  deliver  a bond in such  amount  as it may reasonably  direct  against  any claim  that may be made  against  the
          Surviving  Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 1.09 Taking of Necessary  Action;  Further Action.  If at any time after the Effective  Time,  any further  action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving  Corporation  with full right, title and possession to all assets, property, rights, privileges,  powers and  franchises  of FCC, UTG and the officers and directors of the UTG are fully authorized  in the name of UTG or  otherwise  to take,  and will take,  all such lawful and necessary action.

                                   Article II.
                      REPRESENTATIONS AND WARRANTIES OF FCC

     FCC hereby  represents and warrants to UTG that, except as disclosed in the
FCC Filed SEC Reports (as defined below):

Section 2.01 Organization, Standing and Power; Subsidiaries.

     (a)  FCC is a  corporation  duly  organized,  validly  existing and in good standing  under the laws of the  Commonwealth  of Virginia and has the corporate  power to own its properties and to carry on its business as now being conducted.  Each subsidiary of FCC is a corporation or other organization  duly  organized,  validly  existing and in good standing under the laws of its  jurisdiction of  incorporation or organization, has the requisite corporate or other power and authority to own, lease and  operate  its  properties  and to carry on its  business as is now being conducted, except where the failure to be so organized, existing and in good  standing  or to have such power and  authority  would not reasonably be expected to have a Material  Adverse  Effect on FCC. For purposes of this  Agreement,  the term "Material  Adverse Effect" on a
          Party shall mean an event, change or occurrence which, individually or together with any other event,  change or  occurrence,  has a material impact  on  (a)  the  financial  position,  business,  or  results  of operations of such Party and its subsidiaries  (though with respect to
          UTG, excluding FCC and its subsidiaries), taken as a whole, or (b) the ability of such Party to perform its obligations  under this Agreement or  to  consummate  the  Merger,  other  than  any  event,  change  or occurrence  relating to (i) the United  States  economy,  the regional economy  in which  such  Party  conducts  business  or the  securities markets  in  general  or  (ii)  this  Agreement  or  the  transactions contemplated hereby or announcement hereof.

     (b)  Each  of FCC  and  its  subsidiaries  is  duly  qualified  and in good standing to do business  in each  jurisdiction  in which the nature of its business or the ownership or leasing of its  properties  make such qualification  necessary  other than in such  jurisdictions  where the failure so to qualify or to be in good standing  would not  reasonably be expected  to have a Material  Adverse  Effect on FCC.  FCC has made available  to  UTG  a  true  and  correct  copy  of  its  articles  of incorporation  and  bylaws,  each as amended to date and in full force and effect on the date hereof.

Section 2.02 Capital Structure.

     (a)  The  authorized  capital stock of FCC consists of 62,500 shares of FCC
          Common Stock,  of which 54,385 shares are issued and outstanding as of the date hereof (reflecting the 1 for 400 reverse stock split approved by FCC's Board of Directors  on March 27, 1997,  but for which FCC did not obtain  shareholder  approval or file an amendment to its articles of incorporation). All outstanding shares of FCC Common Stock are duly authorized,  validly issued,  fully paid and nonassessable and free of any preemptive rights.

     (b)  (i) FCC does not have any  stock  option  plan or other  stock-related plan providing for equity  compensation of any person,  (ii) there are no options,  warrants, calls, rights, commitments or agreements of any character,  written or oral, to which FCC is a party or by which it is bound obligating it to issue, deliver,  sell, repurchase or redeem, or cause to be issued,  delivered,  sold,  repurchased  or redeemed,  any shares  of FCC  Common  Stock,  (iii) FCC is not  obligated  to grant, extend,  accelerate  the  vesting of,  change the price of,  otherwise amend or enter into any option,  warrant,  call, right,  commitment or agreement upon the closing of the transactions  contemplated hereby or upon the occurrence of any other event, and (iv) no bonds, debentures, notes or other  indebtedness of FCC exists having the right to vote on any matters on which holders of capital stock of FCC may vote.

Section 2.03 Authority; No Conflicts.

     (a)  Subject,  in the case of the  consummation  of the Merger,  to the FCC
          Shareholder  Approval,  any approvals or clearances required under the applicable  insurance laws of any state,  the filings  contemplated by
          Section  1.07  and the  filing  of the  Plan of  Merger,  and  related articles of merger, with the Virginia State Corporation Commission and the Illinois  Secretary of State,  (i) FCC has all requisite power and
          authority  to  enter  into  this   Agreement  and  to  consummate  the
          transactions  contemplated  hereby, (ii) the execution and delivery of this Agreement and the consummation of the  transactions  contemplated hereby have been duly authorized by all necessary  corporate action on the part of FCC and no further  action is  required on the part of FCC to authorize this Agreement and the transactions  contemplated hereby,
          (iii) this  Agreement,  the Plan of Merger  and the  Merger  have been unanimously  approved  and adopted by the Board of Directors of FCC in accordance  with Virginia law, and the articles of  incorporation  and bylaws of FCC,  and (iv) this  Agreement  has been duly  executed  and delivered by FCC, and assuming the due  authorization,  execution  and delivery by the other Party hereto,  constitutes the valid and binding obligation  of FCC,  enforceable  against  it in  accordance  with its terms,  except as such  enforceability  may be  subject to the laws of general application relating to bankruptcy,  insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     (b)  The  execution  and  delivery  by  FCC  of  this   Agreement  and  the
          consummation of the transactions contemplated hereby will not conflict with or result in any  violation of or default  under (with or without notice  or  lapse  of  time,  or  both)  or give  rise  to a right  of
          termination,   cancellation,   modification  or  acceleration  of  any
          obligation or loss of any benefit under (any such event, a "Conflict")
          (i) any provision of the articles of  incorporation  or bylaws of FCC,
          (ii)  except as would not  reasonably  be  expected to have a Material
          Adverse  Effect on FCC,  any  mortgage,  indenture,  lease,  contract,
          covenant  or  other  agreement,   instrument  or  commitment,  permit,
          concession,  franchise or license (individually a "Contract") to which
          FCC or any of its subsidiaries or any of their  respective  properties or assets (including  intangible  assets), is subject, or (iii) except as would not reasonably be expected to have a Material  Adverse Effect on FCC, any judgment,  order, decree, statute, law, ordinance, rule or regulation  applicable  to FCC or  any of its  subsidiaries  or any of their respective properties or assets (tangible and intangible).

Section 2.04 Reports and Financial Statements.

     (a)  FCC has  filed all  required  registration  statements,  prospectuses, reports,  schedules, forms, statements and other documents required to be filed by it with the SEC since December 31, 1998 (collectively, the
          "FCC SEC  Reports").  No  subsidiary of FCC is required to file any form, report, registration statement, prospectus or other document with  the SEC.  None of the FCC SEC  Reports,  as of their  respective dates (and,  if amended or superseded by a filing prior to the date of this  Agreement,  then on the date of such filing),  contained or will contain  any untrue  statement  of a material  fact or omitted or will omit to  state a  material  fact  required  to be  stated  therein  or
          necessary   to  make  the   statements   therein,   in  light  of  the
          circumstances under which they were made, not misleading.  All of such
          FCC SEC Reports,  as of their  respective dates (and as of the date of any amendment to the  respective  FCC SEC Report),  complied (and with respect to FCC SEC Reports  filed after the date hereof,  will comply)
          as to form in all material  respects with the applicable  requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the  Securities  Exchange  Act  of  1934,  as  amended  (the  "1934
          Act"), and the rules and regulations promulgated thereunder.

     (b)  Each  of  the  financial  statements  (including  the  related  notes)
          included or incorporated by reference in the FCC SEC Reports  presents fairly, in all material respects,  the consolidated financial position and  consolidated  results of operations and cash flows of FCC and its consolidated  subsidiaries  as of the  respective  dates  or  for  the respective  periods set forth therein,  all in conformity  with United
          States generally accepted accounting  principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements of FCC, to the absence of notes and normal year-end  adjustments  that have not been and are not expected to be material in amount. Except as disclosed in the FCC SEC Reports filed and publicly available prior to
          the  date  hereof  (the  "FCC  Filed  SEC   Reports"),   FCC  and  its
          subsidiaries  have not incurred any  liabilities  that are of a nature that would be required to be disclosed  on a balance  sheet of FCC and its subsidiaries or the footnotes  thereto prepared in conformity with
          GAAP,  other than (A)  liabilities  incurred in the ordinary course of business, (B) liabilities incurred in accordance with Section 4.01, or
          (C)  liabilities  that,  individually  or in the aggregate,  would not reasonably be expected to have a Material Adverse Effect on FCC.

Section 2.05 Information Supplied. The information supplied by FCC for inclusion or  incorporated  by  reference in (A) the  Schedule  13E-3 or any  amendment or supplement  thereto will not contain any untrue  statement of a material fact or omit to state any material  fact  required to be stated  therein or necessary in order to make the statements  therein, in light of the circumstances under which they were made, not misleading,  and (B) the Proxy Statement or any amendment or supplement  thereto  to be sent  to the  Shareholders  in  connection  with  the
Shareholders'  Meeting will not, on the date the Proxy Statement is first mailed to the  Shareholders  or at the  time  of the  Shareholders'  Meeting  or at the
Effective Time, contain any untrue statement of a material fact or omit to state any material  fact  required to be stated  therein or necessary in order to make the  statements  therein,  in light of the  circumstances  under which they were made, not misleading.  The Proxy Statement and the Schedule 13E-3 will comply as to form in all material  respects with the  requirements of the 1934 Act and the
1933  Act  and  the  regulations  promulgated  thereunder.  Notwithstanding  the foregoing, no representation or warranty is made with respect to statements made or  incorporated by reference in the Schedule 13E-3 or the Proxy Statement based on information supplied by or on behalf of UTG for inclusion or incorporation by reference.

Section 2.06 Absence of Changes or Events.  Except for liabilities  permitted to be incurred in accordance with this Agreement or the  transactions  contemplated hereby,  since December 31, 2000, FCC and its subsidiaries  have conducted their business  only in the  ordinary  course  and in a manner  consistent  with  past practice  and,  since  December  31,  2000,  there  have not  been any  changes, circumstances  or events which,  individually or in the aggregate,  have had, or would reasonably be expected to have, a Material Adverse Effect on FCC

Section 2.07 Litigation; Compliance with Laws.

     (a)  There are no actions pending or, to the knowledge of FCC,  threatened, against or affecting  FCC or any  subsidiary of FCC or any property or asset of FCC or any  subsidiary of FCC which,  individually  or in the aggregate,  would  reasonably  be expected to have a Material  Adverse
          Effect  on FCC,  nor are there any  judgments,  decrees,  injunctions, rules or orders  of any  Governmental  Entity  (as  defined  below) or arbitrator  outstanding  against FCC or any  subsidiary  of FCC which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on FCC. As used in this Agreement,  the term
          "Governmental   Entity"   shall   include  any   supranational,
          national,   state,  municipal,   local  or  foreign  government,   any
          instrumentality,   subdivision,   court,   administrative   agency  or
          commission or other authority thereof,  or any  quasi-governmental  or private body  exercising any  regulatory,  taxing,  importing or other governmental or quasi-governmental authority.

     (b)  Except as,  individually or in the aggregate,  would not reasonably be expected  to  have a  Material  Adverse  Effect  on  FCC,  FCC and its
          subsidiaries  hold  all  permits,  licenses,  franchises,   variances,
          exemptions,  orders and approvals of all  Governmental  Entities which are  necessary  for  the  operation  of the  businesses  as now  being conducted  of FCC and its  subsidiaries,  taken as a whole  (the  "FCC
          Permits"), and no suspension or cancellation of any of the FCC Permits is  pending  or,  to the  knowledge  of FCC,  threatened.  FCC and its subsidiaries  are in  compliance  with the  terms of the FCC  Permits, except  where  the  failure  to so  comply,  individually  or  in  the aggregate, would not reasonably be expected to have a Material Adverse
          Effect on FCC.  Neither FCC nor its  subsidiaries  is in violation of, and FCC  and  its  subsidiaries  have  not  received  any  notices  of violations with respect to, any laws, statutes,  ordinances,  rules or regulations of any Governmental  Entity,  except for violations which, individually or in the aggregate,  would not reasonably be expected to have a Material Adverse Effect on FCC.

Section 2.08  Brokers'  and Finders'  Fees.  FCC has not  incurred,  nor will it incur,  directly or indirectly,  any liability for brokerage or finders' fees or agents'  commissions or any similar charges in connection with this Agreement or any transaction  contemplated  hereby,  except for  compensation  payable to the
Financial Advisor (as defined in Section 5.03(c)).

Section 2.09  Representations  Complete.  Neither any of the  representations or warranties  made by FCC (as modified by the FCC SEC Reports) in this  Agreement, nor any statements made in any exhibit, schedule or certificate furnished by FCC pursuant to this Agreement,  contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the  statements  contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  Article III.
                      REPRESENTATIONS AND WARRANTIES OF UTG

     UTG hereby  represents and warrants to FCC that, except as disclosed in all registration  statements,  prospectuses,  reports,  schedules,  forms  and other documents  filed by UTG with the SEC since  December  31,  1998 and prior to the date hereof (the "UTG Filed SEC Reports"):

Section 3.01 Organization, Standing and Power; Subsidiaries.

     (a)  UTG is a  corporation  duly  organized,  validly  existing and in good standing under the laws of the State of Illinois and has the corporate power to own its  properties and to carry on its business as now being conducted. Each subsidiary of UTG (other than FCC or any subsidiary of
          FCC) is a corporation or other  organization  duly organized,  validly existing and in good standing  under the laws of its  jurisdiction  of incorporation  or organization,  has the requisite  corporate or other power and authority to own,  lease and operate its  properties  and to carry on its  business  as is now being  conducted,  except  where the failure to be so  organized,  existing and in good standing or to have such power and  authority  would not  reasonably be expected to have a
          Material Adverse Effect on UTG.

     (b)  Each  of  UTG  and  its   subsidiaries   (other  than  FCC  and  FCC's
          subsidiaries) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such  qualification  necessary other than in such jurisdictions where the failure so to qualify or to be in good  standing  would not  reasonably  be  expected to have a Material
          Adverse Effect on UTG.

Section 3.02 Authority; No Conflicts.

     (a)  Subject,  in the  case  of the  consummation  of  the  Merger,  to any approvals or clearances  required under the applicable  insurance laws of any state, the filings  contemplated by Section 1.07 and the filing of the Plan of  Merger,  and  related  articles  of  merger,  with the
          Virginia State  Corporation  Commission and the Illinois  Secretary of
          State,  (i) UTG has all  requisite  power and  authority to enter into this Agreement and to consummate the transactions contemplated hereby,
          (ii) the execution and delivery of this Agreement and the consummation of the transactions  contemplated  hereby have been duly authorized by all  necessary  corporate  action  on the  part of UTG and no  further action is required on the part of UTG to authorize  the  Agreement and the transactions  contemplated hereby, (iii) this Agreement,  the Plan of Merger and the Merger have been unanimously approved and adopted by the Board of Directors of UTG in accordance with Illinois law, and the articles of  incorporation  and bylaws of UTG, and (iv) this Agreement has been duly  executed  and  delivered  by UTG,  and assuming the due authorization,  execution  and  delivery  by the other  Party  hereto, constitutes  the  valid and  binding  obligation  of UTG,  enforceable against it in accordance with its terms, except as such enforceability may  be  subject  to the  laws  of  general  application  relating  to bankruptcy,  insolvency  and the  relief of  debtors  and rules of law governing specific  performance,  injunctive relief or other equitable remedies.

     (b)  The  execution  and  delivery  by  UTG  of  this   Agreement  and  the
          consummation of the transactions  contemplated  hereby will not result in a Conflict under (i) any provision of the articles of incorporation or bylaws of UTG,  (ii) except as would not  reasonably be expected to have a Material  Adverse  Effect on UTG,  any Contract to which UTG or any of its  subsidiaries  or any of  their  respective  properties  or assets (including  intangible  assets), is subject, or (iii) except as would not reasonably be expected to have a Material  Adverse Effect on
          UTG, any judgment,  order, decree,  statute,  law, ordinance,  rule or regulation  applicable to UTG or any of its  subsidiaries  (other than
          FCC or any FCC  subsidiary) or any of their  respective  properties or assets (tangible and intangible).

Section 3.03 Information Supplied. The information supplied by UTG for inclusion or  incorporated  by  reference in (A) the  Schedule  13E-3 or any  amendment or supplement  thereto will not contain any untrue  statement of a material fact or omit to state any material  fact  required to be stated  therein or necessary in order to make the statements  therein, in light of the circumstances under which they were made, not misleading,  and (B) the Proxy Statement or any amendment or supplement  thereto  to be sent  to the  Shareholders  in  connection  with  the
Shareholders'  Meeting will not, on the date the Proxy Statement is first mailed to the  Shareholders  or at the  time  of the  Shareholders'  Meeting  or at the
Effective Time, contain any untrue statement of a material fact or omit to state any material  fact  required to be stated  therein or necessary in order to make the  statements  therein,  in light of the  circumstances  under which they were made, not misleading.  The Schedule 13E-3 will comply as to form in all material respects with the  requirements of the 1934 Act and the regulations  promulgated thereunder. Notwithstanding the foregoing, no representation or warranty is made with respect to  statements  made or  incorporated  by reference in the Schedule
13E3 or the Proxy Statement based on information supplied by or on behalf of FCC for inclusion or incorporation by reference.

Section 3.04 Capital Resources.  UTG has sufficient capital resources to pay the
total  Merger   Consideration   and  to  consummate  all  of  the   transactions
contemplated by this Agreement and the Plan of Merger.

Section 3.05  Brokers'  and Finders'  Fees.  UTG has not  incurred,  nor will it incur,  directly or indirectly,  any liability for brokerage or finders' fees or agents'  commissions or any similar  charges in connection with the Agreement or any transaction contemplated hereby.

Section 3.06  Representations  Complete.  Neither any of the  representations or warranties  made by UTG (as  modified  by the UTG  Filed  SEC  Reports)  in this
Agreement,  nor any  statements  made in any  exhibit,  schedule or  certificate furnished  by UTG  pursuant to this  Agreement,  contains or will contain at the
Effective  Time, any untrue  statement of a material fact, or omits or will omit at the Effective  Time to state any material fact necessary in order to make the statements  contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   Article IV.
                                    COVENANTS

Section 4.01 Conduct of Business of FCC Prior to the Effective Time.  During the
period from the date of this Agreement and continuing  until the Effective Time,
FCC  agrees  as to  itself  and  its  subsidiaries  that  (except  as  expressly contemplated  or  permitted  by this  Agreement  or to the extent that UTG shall otherwise consent in writing, such consent not to be unreasonably  withheld) FCC and its subsidiaries  shall carry on their  respective  businesses in the usual, regular and ordinary course in all material respects,  in substantially the same manner as heretofore  conducted,  and shall use their reasonable best efforts to preserve intact their present lines of business and preserve their relationships with customers and others having business dealings with them.

Section 4.02 Governmental Filings. Each Party shall file all reports required to be filed by it with the SEC (and all other  Governmental  Entities)  between the date of this  Agreement  and the Effective  Time and shall,  if requested by the other Party and to the extent  permitted by law or regulation or any  applicable confidentiality agreement, deliver to the other Party copies of all such reports promptly after such request.

Section 4.03 Access to  Information.  FCC shall afford UTG and its  accountants, counsel and other representatives,  reasonable access during the period prior to the Effective Time to (i) all of FCC's properties, books, contracts, commitments and records, (ii) all other information concerning the business,  properties and personnel (subject to restrictions  imposed by applicable law) of FCC as UTG may reasonably  request,  and (iii) all  employees of FCC as  identified by UTG. FCC agrees to provide to UTG and its accountants,  counsel and other representatives copies of internal  financial  statements  (including tax returns and supporting documentation)  promptly upon request.  No information or knowledge  obtained in any  investigation  pursuant to this  Section  4.03 shall affect or be deemed to modify any  representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

Section 4.04 Fees and Expenses.  Regardless  whether the Merger is  consummated,
FCC and UTG will be responsible for and bear all of their own costs and expenses incurred at any time in  connection  with pursuing or  consummating  the Merger, except expenses incurred in connection with the filing,  printing and mailing of the Proxy Statement and the Schedule 13E-3, which shall be shared equally by FCC and UTG.

Section 4.05 Public  Disclosure.  The initial  press  release  pertaining to the transactions  contemplated  by this Agreement shall be a joint press release and thereafter each Party shall consult with the other before issuing communications to employees  regarding the  transactions  contemplated by this Agreement or any press  release or otherwise  making any public  statements  with respect to this
Agreement  or the Merger and shall not issue any such press  release or make any such public statement prior to such  consultation,  except as may be required by law or any listing agreement with Nasdaq.  FCC and UTG shall each provide to the other a copy of each press  release or other  public  statement  relating to its business reasonably in advance of making such release or statement.

Section 4.06 Consents.  FCC shall use commercially  reasonable efforts to obtain the consents,  waivers and approvals  under any of the contracts to which FCC or its  subsidiaries  are parties to the extent deemed  appropriate or necessary by any Party in  connection  with the Merger so as to  preserve  all rights of, and benefits to, the Surviving  Corporation  thereunder from and after the Effective
Time.

Section 4.07 Indemnification. If the Merger is consummated, UTG agrees to assume and be  responsible  for  all  obligations  of FCC as of the  Effective  Time to provide  indemnification  from liabilities for acts or omissions occurring at or prior to the  Effective  Time in favor of the  current  or former  directors  or officers of FCC as provided in FCC's articles of incorporation or bylaws,  as in effect on the date of this  Agreement,  for a period of six (6) years  after the
Effective Time.

                                   Article V.
                            CONDITIONS TO THE MERGER

Section 5.01  Conditions to Obligations of Each Party to Effect the Merger.  The
respective  obligations  of FCC and UTG to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a)  FCC Shareholder Approval.  FCC shall have received the FCC Shareholder
          Approval.

     (b)  No  Order.  No  Governmental   Entity  shall  have  enacted,   issued,
          promulgated,  enforced  or  entered  any  statute,  rule,  regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent)  which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting  consummation of the Merger.

     (c)  No  Injunctions or Restraints;  Illegality.  No temporary  restraining order,  preliminary  or permanent  injunction or other order issued by any  court of  competent  jurisdiction  or other  legal  restraint  or prohibition  preventing  the  consummation  of the Merger  shall be in effect, nor shall any proceeding  brought by an administrative  agency or  commission  or other  governmental  authority or  instrumentality, domestic or foreign, seeking any of the foregoing be pending.

Section 5.02  Conditions  to the  Obligations  of UTG. The  obligation of UTG to effect  the  Merger  shall be  subject  to the  satisfaction  at or prior to the
Effective Time of each of the following conditions,  any of which may be waived, in writing, exclusively by UTG:

     (a)  Representations, Warranties and Covenants. (i) The representations and warranties of FCC in this  Agreement  shall have been true and correct in all material  respects on the date they were made and shall be true and correct in all material  respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the  representations  and  warranties  of FCC as of a specified  date,  which  will  be true  and  correct  in all  material respects  as of such  date),  and (ii) FCC shall  have  performed  and complied in all material  respects with all covenants and  obligations under this Agreement required to be performed and complied with by FCC as of the Closing.

     (b)  Governmental Approval. Approvals from any court, administrative agency or commission or other federal,  state, county, local or other foreign governmental authority, instrumentality, agency or commission (if any)
          deemed  appropriate  or  necessary  by  UTG  shall  have  been  timely obtained.

     (c)  Litigation. There shall be no action, suit, claim or proceeding of any
          nature   pending,   or  overtly   threatened,   against   FCC  or  its
          subsidiaries,  their respective  properties or any of their respective officers or directors,  arising out of, or in any way connected  with, the Merger or the other transactions contemplated by the terms of this
          Agreement.

     (d)  Third Party  Consents.  UTG shall have received copies of all consents or approvals of third parties it deems necessary or appropriate.

     (e)  Certificate  of FCC. UTG shall have  received a  certificate,  validly executed by or on behalf of FCC to the effect that, as of the Closing:

          (i)  all  representations and warranties made by FCC in this Agreement are true and  correct in all  material  respects on and as of the
               Closing Date as though such  representations  and warranties were made on and as of such time (other than the  representations  and warranties of FCC as of a specified date,  which will be true and correct in all material respects as of such date); and

          (ii) all  covenants  and  obligations   under  this  Agreement  to  be
               performed  by FCC on or before the Closing have been so performed in all material respects.

     (f)  Certificate   of  Secretary   of  FCC.  UTG  shall  have   received  a
          certificate,  validly executed by the Secretary of FCC,  certifying as to (i) the terms and  effectiveness  the articles of incorporation and the bylaws of FCC, (ii) the valid adoption of resolutions of the Board of Directors of FCC and the Shareholders  approving this Agreement and the  approval of the  transactions  contemplated  hereby and that such approvals are in full force and effect without modification, (iii) the incumbency  of the officers of FCC  executing  this  Agreement and any agreements  contemplated  hereby or other  instruments or certificates relating hereto or thereto.

     (g)  No Material  Adverse  Effect - No event,  condition  or  circumstances shall have occurred or be discovered  after the date of this Agreement which has had, or is  reasonably  likely to have,  a Material  Adverse
          Effect on FCC.

Section  5.03  Conditions  to  Obligations  of FCC.  The  obligations  of FCC to consummate and effect this Agreement and the  transactions  contemplated  hereby shall be subject to the  satisfaction  at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by FCC:

     (a)  Representations, Warranties and Covenants. (i) The representations and warranties of UTG in this  Agreement  (other than the  representations and warranties of UTG as of a specified  date,  which will be true and correct in all  material  respects  as of such date) shall be true and correct in all material  respects on the date they were made and shall be true and correct in all material  respects on and as of the Closing
          Date as though such representations and warranties were made on and as of such time,  and (ii) UTG shall have  performed  and complied in all material respects with all covenants and obligations of this Agreement required to be performed  and complied  with by such parties as of the
          Closing.

     (b)  Certificate of UTG. FCC shall have received a certificate  executed on behalf of UTG by a  corporate  officer to the effect  that,  as of the
          Closing:

          (i)  all  representations and warranties made by UTG in this Agreement
               (other than the  representations  and  warranties  of UTG as of a specified  date,  which will be true and correct as of such date)
               are true and  correct in all  material  respects on and as of the
               Closing Date as though such  representations  and warranties were made on and as of such time; and

          (ii) all  covenants  and  obligations   under  this  Agreement  to  be
               performed  by UTG on or before the Closing have been so performed in all material respects.

     (c)  Fairness  Opinion - The Board of Directors of FCC shall have  received an opinion from Morgan  Keegan and Company,  Inc.  (the  "Financial
          Advisor") that the transactions contemplated hereby, including the
          Merger Consideration to be paid on consummation of the Merger, is fair from a financial standpoint as to FCC and the Shareholders.

     (d)  Governmental Approval. Approvals from any court, administrative agency or commission or other federal,  state, county, local or other foreign governmental authority, instrumentality, agency or commission (if any)
          deemed  appropriate  or  necessary  by  FCC  shall  have  been  timely obtained.

                                   Article VI.
                        TERMINATION, AMENDMENT AND WAIVER

Section  6.01  Termination.  This  Agreement  may be  terminated  and the Merger abandoned at any time prior to the Closing  (including  after receipt of the FCC
Shareholder Approval):

     (a)  by mutual, written agreement of FCC and UTG;

     (b)  by FCC or by UTG,  if the  Closing  Date  shall not have  occurred  by
          December 31, 2001;

     (c)  by FCC or by UTG upon the failure of any  condition set out in Section
          5.01;

     (d)  by UTG if there  shall be any  action  taken,  or any  statute,  rule,
          regulation  or  order   enacted,   promulgated  or  issued  or  deemed
          applicable to the Merger by any Governmental  Entity,  which would (i)
          prohibit  UTG's  ownership or operation of any portion of the business of FCC or its  subsidiaries,  or (ii) compel UTG to dispose of or hold separate  all or a material  portion of the  business or assets of the
          FCC, its subsidiaries or UTG as a result of the Merger; or

     (e)  by UTG if UTG is not in material breach of its obligations  under this
          Agreement  and there has been any event,  condition  or  circumstances occur or that is discovered after the date of this Agreement which has had, or is  reasonably  likely to have, a Material  Adverse  Effect on
          FCC.

Section  6.02  Effect  of  Termination.  In the  event  of  termination  of this
Agreement as provided in Section 6.01,  this Agreement  shall  forthwith  become void and there shall be no  liability or  obligation  on the part of UTG, FCC or the Shareholders,  or their respective officers,  directors or shareholders,  if applicable;  provided,  however,  that, the provisions of Section 4.04 and 4.05,
Article  VII and this  Section  6.02  shall  remain in full force and effect and survive any termination of this Agreement  pursuant to the terms of this Article
VI.

Section 6.03 Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of both Parties.

Section 6.04 Extension;  Waiver.  At any time prior to the Closing,  UTG, on the one hand, and FCC, on the other hand,  may, to the extent legally  allowed,  (i)
extend  the time for the  performance  of any of the  obligations  of the  other
Party, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document  delivered  pursuant hereto,  and
(iii) waive  compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                  Article VII.
                               GENERAL PROVISIONS

Section 7.01 Non-Survival of Representations, Warranties and Agreements. None of
the  representations,   warranties,  covenants  and  other  agreements  in  this
Agreement or in any instrument  delivered pursuant to this Agreement,  including any  rights  arising  out of any  breach  of such  representations,  warranties, covenants,  agreements and other  provisions,  shall survive the Effective Time, except for those  covenants,  agreements and other  provisions  contained herein that by their terms apply or are to be  performed  in whole or in part after the
Effective Time, Section 4.04 and this Article VII.

Section 7.02 Notices. All notices and other communications hereunder shall be in writing,  shall be  effective  when  received,  and shall in any event be deemed received and effectively given (i) upon delivery,  if delivered personally or by commercial  messenger or courier  service,  (ii) three days after deposit in the
U.S. mail, if delivered by registered or certified mail (postage prepaid, return
receipt  requested),   (iii)  one  business  day  after  the  day  of  facsimile
transmission,  if sent by facsimile  with  confirming  copy by U.S.  mail (first class,  postage  prepaid),  or (iv) one  business  day after the business day of deposit with Federal Express or similar carrier for overnight delivery,  freight prepaid,  in each case to the  parties at the  following  addresses  (or at such other address for a party as shall be specified by like notice):

     (a)  if to UTG, to:

               United Trust Group, Inc.

               5250 South Sixth Street

               Springfield, Illinois 62703

               Attention: Chief Executive Officer

               Telephone No.: 217/241-6300

               Facsimile No.: 217/241-6578

     (b)  if to FCC, to:

               First Commonwealth Corporation

               5250 South Sixth Street

               Springfield, Illinois 62703

               Attention: Chief Executive Officer

               Telephone No.: 217/241-6300

               Facsimile No.: 217/241-6578

Section  7.03  Counterparts.  This  Agreement  may be  executed  in one or  more counterparts,  all of which shall be deemed  originals,  shall be considered one and the same agreement and shall become effective when one or more  counterparts have been signed by each of the Parties and  delivered  to the other  Party,  it being understood that both Parties need not sign the same counterpart.

Section 7.04 Entire Agreement,  Assignment. This Agreement, the exhibits hereto, and the  documents  and  instruments  and other  agreements  among  the  Parties referenced  herein:  (i) constitute the entire  agreement among the Parties with respect to the subject  matter  hereof and supersede  all prior  agreements  and understandings  both  written and oral,  among the Parties  with  respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies  hereunder,  and (iii) shall not be assigned by  operation of law or  otherwise,  except  that UTG may  assign its  rights  and  delegate  its obligations  hereunder to any entity or entities that are  wholly-owned  by UTG, directly or indirectly.

Section 7.05 Severability.  In the event that any provision of this Agreement or the  application  thereof,  becomes  or is  declared  by a  court  of  competent jurisdiction  to be  illegal,  void  or  unenforceable,  the  remainder  of this
Agreement  will  continue in full force and effect and the  application  of such provision  to  other  persons  or  circumstances  will be  interpreted  so as to reasonably  effect the  intent of the  Parties.  The  Parties  further  agree to replace such void or unenforceable  provision of this Agreement with a valid and enforceable  provision that will achieve, to the extent possible,  the economic, business and other purposes of such void or unenforceable provision.

Section 7.06 Governing Law. This Agreement shall be governed by and construed in accordance  with the laws of the State of  Illinois,  as  applied  to  contracts entered into and wholly to be performed within such state by residents  thereof.
Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the  federal  district  courts  located  within  the  State of  Illinois,  in connection  with any matter  based upon or arising out of this  Agreement or the matters  contemplated  herein  unless  otherwise  provided  herein,  agrees that process  may be served  upon them in any  manner  authorized  by the laws of the
State of Illinois  for such  persons and waives and  covenants  not to assert or plead any objection which they might otherwise have to such jurisdiction,  venue and such process.

                            [SIGNATURE PAGE FOLLOWS]
15091121v4

     IN WITNESS  WHEREOF,  UTG and FCC have caused this  Agreement to be signed, all as of the date first written above.

                                     UNITED TRUST GROUP, INC.

                                     By:________________________________________

                                     Title:   President

                                     FIRST COMMONWEALTH CORPORATION

                                     By:________________________________________

                                     Title:   Secretary

           [Signature Page to the Agreement and Plan of Reorganization
      between United Trust Group, Inc. and First Commonwealth Corporation]